                                       FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                          FILE NUMBER 333-29933



         SECOND PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1997

                                1,794,563 SHARES

                       NETSCAPE COMMUNICATIONS CORPORATION

                                  COMMON STOCK

                                ------------------

This Prospectus Supplement (the "Second Prospectus Supplement") supplements the Prospectus dated July 23, 1997 (the "Prospectus") and the Prospectus Supplement dated July 31, 1997 (the "First Prospectus Supplement") of Netscape Communications Corporation ("Netscape" or the "Company") relating to the public offering, which is not being underwritten, and sale of up to 1,794,563 shares of Common Stock, par value $0.0001 per share (the "Shares"), of the Company, which may be offered and sold from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. All of the Shares were originally issued by the Company in connection with the Company's acquisitions of (i) Portola Communications, Inc., a California corporation ("Portola"), by and through a merger of a wholly-owned subsidiary of Netscape ("PCI Sub") with and into Portola and (ii) DigitalStyle Corporation, a Delaware corporation ("DigitalStyle"), by and through a merger of a wholly-owned subsidiary of Netscape ("DSC Sub") with and into DigitalStyle. The "Selling Stockholders" section of the Prospectus is hereby supplemented to reflect the distribution by New Enterprise Associates VII, Limited Partnership ("NEA") of 193,500 Shares to its limited partners after the date of the Prospectus. This Second Prospectus Supplement should be read in conjunction with the Prospectus and the First Prospectus Supplement, and this Second Prospectus Supplement is qualified by reference to the Prospectus and First Prospectus Supplement except to the extent that the information herein contained supersedes the information contained in the Prospectus. Capitalized terms used in this Second Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

                            ------------------------









             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 21, 1998

                              SELLING STOCKHOLDERS

     All of the Shares beneficially owned by NEA and reflected in the Prospectus were distributed to the limited partners of NEA on January 14, 1998. The table of Selling Stockholders in the Prospectus is hereby amended to reflect such distribution by NEA and supplemented to specifically include the entities and individuals who received such distribution. The following table sets forth as of January 15, 1998, the number of Shares owned beneficially by NEA and the name of each of the entities and individuals of the Company who received Shares through the distribution by NEA who were not specifically identified in the Prospectus as Selling Stockholders, and the number of shares of Common Stock that each such Selling Stockholder beneficially owns as of such date, the number of shares of Common Stock beneficially owned by each such Selling Stockholder that may be offered for sale from time to time by the Prospectus and this Second Prospectus Supplement, the number of shares of Common Stock to be beneficially owned by each such Selling Stockholder assuming the sale of all of the Shares offered by such Selling Stockholders and the percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by each such Selling Stockholder after completion of the offering. Except as indicated, none of such Selling Stockholders has held any position or office or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Company's Common Stock.

    Except as set forth in this Second Prospectus Supplement with respect to NEA and the distribution to its limited partners, there is no change to the section entitled "Selling Stockholders" in the Prospectus. The Company may amend or supplement the Prospectus, the First Prospectus Supplement and this Second Prospectus Supplement from time to time to update the disclosure set forth therein and herein.


                                                                                                                SHARES
                                                                                      SHARES WHICH         BENEFICIALLY OWNED
                                                                    SHARES             MAY BE SOLD          AFTER OFFERING(3)
                                                                 BENEFICIALLY        PURSUANT TO THIS      ------------------
SELLING STOCKHOLDER                                                OWNED (1)           PROSPECTUS(2)       NUMBER     PERCENT
--------------------                                             ------------        ----------------      ------     -------
General Partner:
NEA Partners VII, Limited Partnership                               1,868                  1,868              --         --
Limited Partners:                                                                                             --         --
Abbott Capital Private Equity Fund, L.P.                             623                     623              --         --
Richard L. Adams, Jr.                                                623                     623              --         --
AJ Trusts Partnership                                                125                     125              --         --
ALCYON SA                                                          1,246                   1,246              --         --
Alexandra R. Alsop                                                    62                      62              --         --
Elizabeth W. Alsop                                                    62                      62              --         --
Joseph W. Alsop                                                      249                     249              --         --
Joseph W. Alsop  VII                                                  62                      62              --         --
Stewart J O Alsop Trust                                               93                      93              --         --
Trustees of Amherst College                                        1,246                   1,246              --         --
Argyropoulos Investors G.P.                                          249                     249              --         --
Retirement Annuity Plan for Employees
  of the Army and Air Force Exchange Service
  Trust by Abbott Capital Management L.P.
  as Investment Manager                                              623                     623              --         --
Paul Baran or Evelyn Baran, as trustee of the Paul
  and Evelyn Baran Trust Agreement of 23 May 1984                    623                     623              --         --
Bell Atlantic Master Trust (South)                                 3,115                   3,115              --         --
Brinson Partnership Fund, L.P.                                       312                     312              --         --
The 1996 Brinson Partnership Fund Offshore Series
   Company Ltd.                                                      491                     491              --         --


                                                                                                                SHARES
                                                                                      SHARES WHICH         BENEFICIALLY OWNED
                                                                    SHARES             MAY BE SOLD          AFTER OFFERING(3)
                                                                 BENEFICIALLY        PURSUANT TO THIS      ------------------
SELLING STOCKHOLDER                                                OWNED (1)           PROSPECTUS(2)       NUMBER     PERCENT
--------------------                                             ------------        ----------------      ------     -------
Brinson Trust Company as Trustee of The
  Brinson Partnership Fund Trust                                     755                     755              --         --
Iceship & Co by State Street Bank & Trust Co.
  as Trustee for  the Brown & Williamson Tobacco
  Master Retirement Trust                                            623                     623              --         --
The Bunting Family II LLC                                          1,246                   1,246              --         --
California State Teachers' Retirement System                      24,921                  24,921              --         --
Austen S. Cargill II Living Trust                                  1,246                   1,246              --         --
Carleton College, by Abbott Capital Management,
   L.P. as Investment Manager                                        623                     623              --         --
Caviapen Trustees Limited as Custodian Trustee for
  the Civil Aviation Authority Pension Scheme                        623                     623              --         --
Chancellor LGT Partnership Fund, LP                                3,115                   3,115              --         --
The Trustees of the Cheyne Walk Trust                              4,673                   4,673              --         --
Cornish & Carey Commercial Ventures, LLC                             545                     545              --         --
Cypress Equity Fund Group Trust, by Abbott Capital
  Management, LP as Investment Advisor                               527                     527              --         --
Cypress Equity Fund LTD, by Abbott Capital
   Management, LP as Investment Advisor                              720                     720              --         --
Dragoo & Co.                                                         374                     374              --         --
The Ford Foundation                                                9,345                   9,345              --         --
Mellon Bank, N.A. as Trustee of the General Motors
  Corp. Master Trust-Hourly-Rated Employees
  Pension Plan, as directed by Brinson Partners, Inc.              8,411                   8,411              --         --
Mellon Bank, N.A. as Trustee of the General Motors
  Corp. Master Trust-Salaried Employees Non-
  Contributory Retirement Plan, as directed by
  Brinson Partners, Inc.                                             935                     935              --         --
Goldman Grandchildren 1986 Trust                                     312                     312              --         --
Guayacan Fund of Funds, L.P. by Abbott Capital
  Management L.P. as Investment Advisor                            1,869                   1,869              --         --
Hancock Venture Partners V - Parallel Partnership Fund               890                     890              --         --
Hancock Venture Partners V - Partnership  Fund, LP                 5,340                   5,340              --         --
Michael E. Herman Revocable Trust                                    187                     187              --         --
Northern Trust Company as Trustee for the Illinois
  Municipal Retirement Fund, by Abbott Capital
  Management, L.P.,as Investment Manager                           3,115                   3,115              --         --
The James Irvine Foundation                                        3,115                   3,115              --         --
JMJ Trusts Partnership                                               187                     187              --         --
Kaatz Family Limited Partnership II                                  249                     249              --         --
Ewing Marion Kauffman Foundation                                   9,345                   9,345              --         --
Kleinwort Benson Holdings Inc.                                       623                     623              --         --
Bernard M. Kramer, M.D., Inc. Profit Sharing Plan                    125                     125              --         --
Leeway & Co.                                                      16,199                  16,199              --         --


                                                                                                                SHARES
                                                                                      SHARES WHICH         BENEFICIALLY OWNED
                                                                    SHARES             MAY BE SOLD          AFTER OFFERING(3)
                                                                 BENEFICIALLY        PURSUANT TO THIS      ------------------
SELLING STOCKHOLDER                                                OWNED (1)           PROSPECTUS(2)       NUMBER     PERCENT
--------------------                                             ------------        ----------------      ------     -------
Board of Pensions Commissioners of the City of LA by
  Abbott Capital Management, L.P. as Investment Advisor            2,492                   2,492              --         --
Merifin Capital N.V.                                                 623                     623              --         --
Meyer Memorial Trust                                               1,246                   1,246              --         --
MILAGRO DE LADERA, L.P., A California L/P                            312                     312              --         --
Mario M. Morino Trust                                                623                     623              --         --
Paul C. Nehra                                                         93                      93              --         --
New Mexico State Investment Council as directed by
  Brinson Partners, Inc.                                             935                     935              --         --
Bell Atlantic Master Trust (North)                                16,199                  16,199              --         --
Commonwealth of Pennsylvania State Employees'
  Retirement System                                               18,691                  18,691              --         --
Picotte Family Private Fund, LLC                                   1,246                   1,246              --         --
Pratt Street Ventures IX, L.L.C.                                   1,246                   1,246              --         --
The Trustees of The Ronald Family Trust B                          1,558                   1,558              --         --
NationsBank of Texas N.A. as Trustee for SBC Master
  Pension Trust                                                    3,115                   3,115              --         --
James M. Schlater                                                    125                     125              --         --
John Sidgmore                                                        623                     623              --         --
Skytop Associates                                                    218                     218              --         --
Standish Ventures IV                                                 623                     623              --         --
State Universities Retirement System, as directed by
  Brinson Partners, Inc.                                             623                     623              --         --
The Sumitomo Bank, Limited, Cayman Branch                            623                     623              --         --
Swingyer Partners                                                    159                     159              --         --
The Northern Trust Company as Trustee for U.A.
  Local  467 Pension Trust                                         1,246                   1,246              --         --
Utah Retirement Systems, by Abbott Capital
  Management, as Investment Manager                                6,230                   6,230              --         --
Venture Capital / Private Equity Fund                                623                     623              --         --
Virginia Retirement System                                        16,199                  16,199              --         --
The Northern Trust Company as Trustee of The Vulcan
  Materials Company Master Pension                                 1,869                   1,869              --         --
Warburg, Pincus Post-Venture Capital Fund, Inc, by
  Abbott Capital Management, L.P., as Investment Advisor             623                     623              --         --
University of Washington                                           1,869                   1,869              --         --
Board of Trustees of Whitman College                                 623                     623              --         --
Woodbrook MB Limited Partnership                                     623                     623              --         --
Michael D. Zisman                                                    312                     312              --         --